As filed with the Securities and Exchange Commission on May 24, 2019

Registration No. 333-118659
Registration No. 333-163843
Registration No. 333-181715
Registration No. 333-212383
__________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________

POST-EFFECTIVE AMENDMENT NO. 2 (NO. 333-118659)
POST-EFFECTIVE AMENDMENT NO. 2 (NO. 333-163843)
POST-EFFECTIVE AMENDMENT NO. 2 (NO. 333-181715)
POST-EFFECTIVE AMENDMENT NO. 1 (NO. 333-212383)

TO
 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________________
Crown Castle International Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware		76-0470458
(State of Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
1220 Augusta Drive Suite 600 Houston, TX 77057 (713) 570-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________________________

CROWN CASTLE INTERNATIONAL CORP. 2004 STOCK INCENTIVE PLAN CROWN CASTLE INTERNATIONAL CORP. 401(k) PLAN CROWN CASTLE PUERTO RICO 1165(e) PLAN (Full Title of the Plan)
____________________________________
Kenneth J. Simon Senior Vice President and General Counsel Crown Castle International Corp. 1220 Augusta Drive, Suite 600 Houston, TX 77057 (713) 570-3000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

_________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
Crown Castle International Corp., a Delaware corporation (“Company”), is filing these post-effective amendments (“Post-Effective Amendments”) relating to the following:

•
the Registration Statements on Form S-8, as amended by any post-effective amendments thereto, filed with the Securities and Exchange Commission (“SEC”) on each of August 30, 2004 (Registration Statement No. 333-118659) and December 18, 2009 (Registration Statement No. 333-163843) (collectively, “2004 SIP Registration Statements”), with respect to an aggregate of 20,700,000 shares ("2004 SIP Shares") of the Company’s common stock, par value $0.01 per share (“Common Stock”) issuable under the Crown Castle International Corp. 2004 Stock Incentive Plan (“2004 SIP”); and

•
the Registration Statements on Form S-8, as amended by any post-effective amendments thereto, filed with the SEC on each of December 18, 2009 (Registration Statement No. 333-163843), May 25, 2012 (Registration Statement No. 333-181715) and July 1, 2016 (Registration Statement No. 333-212383) (collectively, “Retirement Plan Registration Statements,” and together with the 2004 SIP Registration Statements, “Registration Statements”), with respect to (i) an aggregate of 2,000,000 shares of Common Stock ("401(k) Shares") issuable under the Crown Castle International Corp. 401(k) Plan (“401(k) Plan”), (ii) an aggregate of 32,000 shares of Common Stock (together with the 401(k) Shares, "Retirement Plan Shares") issuable under the Crown Castle Puerto Rico 1165(e) Plan (together with the 401(k) Plan, “Retirement Plans”) and (iii) an indeterminate amount of interests ("Interests") issuable under the Retirement Plans.

In accordance with an undertaking made by the registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that have not been sold at the termination of the relevant offering, the registrant hereby amends the Registration Statements to deregister any remaining 2004 SIP Shares registered and unsold under the 2004 SIP Registration Statements and any remaining Interests registered and unsold under the Retirement Plan Registration Statements. The foregoing securities are being removed from registration because (1) the Company is no longer issuing securities under the 2004 SIP and (2) participants in the respective Retirement Plans may no longer make investments of participants’ contributions in the Common Stock. Notwithstanding the foregoing, the Retirement Plan Shares registered under the Retirement Plan Registration Statements will remain registered.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 24, 2019.

CROWN CASTLE INTERNATIONAL CORP.

By: /s/ Jay A. Brown
Name: Jay A. Brown Title: President, Chief Executive Officer and Director

Note: No other person is required to sign these Post-Effective Amendments to the Registration Statements on Form S-8 on behalf of the registrant in reliance on Rule 478 of the Securities Act of 1933, as amended.
Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the applicable employee benefit plan) of the 401(k) Plan have duly caused the applicable Post-Effective Amendment to the Retirement Plan Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 24, 2019.

CROWN CASTLE INTERNATIONAL CORP. 401(k) PLAN

By: /s/ Kenneth J. Simon
Name: Kenneth J. Simon Title: Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the applicable employee benefit plan) of the 1165(e) Plan have duly caused the applicable Post-Effective Amendment to the Retirement Plan Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 24, 2019.

CROWN CASTLE PUERTO RICO 1165(e) PLAN

By: /s/ Kenneth J. Simon
Name: Kenneth J. Simon Title: Senior Vice President and General Counsel